FILED PURSUANT TO
RULE 424(B)(3)
REGISTRATION NO: 333-261497

22,093,822 Shares of Common Stock

The selling shareholders named in this prospectus may use this prospectus to offer and resell from time to time up to 22,093,822 shares of our common stock, par value $0.0001 per share, which are comprised of (i) 6,772,000 shares (the “Shares”) of our common stock issued in a private placement on November 22, 2021 (the “Private Placement”), pursuant to that certain Securities Purchase Agreement by and among us and certain investors (the “Purchasers”), dated as of November 17, 2021 (the “Securities Purchase Agreement”), (ii) 4,058,305 shares (the “Pre-funded Warrant Shares”) of our common stock issuable upon the exercise of the pre-funded warrants (the “Pre-funded Warrants”) issued in the Private Placement pursuant to the Securities Purchase Agreement, (iii) 10,830,305 shares (the “Common Stock Warrant Shares” and together with the Pre-funded Warrant Shares, the “Warrant Shares”) of our common stock issuable upon the exercise of the warrants (the “Common Stock Warrants” and together with the Pre-funded Warrants, the “Warrants”) issued in the Private Placement pursuant to the Securities Purchase Agreement we issued to such investor and (iv) 433,212 shares (the “Placement Agent Warrant Shares”) of our common stock issuable upon the exercise of the placement agent warrants (the “Placement Agent Warrants”) issued in connection with the Private Placement.

We are registering the offer and resale of the Shares and Warrant Shares to satisfy the provisions of that certain Securities Purchase Agreement pursuant to which we agreed to register the resale of the Shares and the Warrant Shares.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling shareholders. We will, however, receive the net proceeds of any Warrants exercised for cash.

The selling shareholders identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the shares of common stock on behalf of the selling shareholders, however, does not necessarily mean that any of the selling shareholders will offer or sell their shares under this registration statement or at any time in the near future. We provide more information about how the selling shareholders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 20.

The selling shareholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein and all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering or costs, expenses, and fees in connection with the registration of the shares of common stock described in this prospectus. We will pay the expenses of registering the shares.

Our common stock is traded on The Nasdaq Capital Market under the symbol “GRIL.” On November 23, 2021, the last reported sale price of our common stock was $1.06 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 15 of this prospectus for more information on these risks.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2021.

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You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information. Neither we nor the selling shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the Selling Stockholders named in this prospectus or any supplement to this prospectus may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of our Common Stock. Each Selling Stockholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Stockholder and the terms upon which the securities are being offered. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” below.

We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” before purchasing any securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. The Selling Stockholders are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise noted, we use the terms “Muscle Maker,” “company,” “we,” “us” and “our” in this prospectus to refer to Muscle Maker, Inc. and its directly and indirectly owned subsidiaries taken as a whole.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, among other things, statements about:

●	The novel coronavirus (COVID-19) outbreak has disrupted and is expected to continue to disrupt our business, which has and could continue to materially affect our operations, financial condition and results of operations for an extended period of time.

●	We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.

●	We will need additional capital to fund our operations, which, if obtained, could result in substantial dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

●	We face intense competition in our markets, which could negatively impact our business.

●	Our ability to continue to expand our digital business and delivery orders is uncertain, and these new business lines are subject to risks.

●	We are vulnerable to changes in consumer preferences and economic conditions that could harm our business, financial condition, results of operations and cash flow.

●	Our growth strategy depends in part on opening new restaurants in existing and new markets, including non-traditional locations such as universities, office buildings, ghost kitchens, military bases, airports or casinos and expanding our franchise system internationally and domestically. We may be unsuccessful in opening new company-operated or franchised restaurants or establishing new markets, which could adversely affect our growth.

●	New restaurants, once opened, may not be profitable or may close.

●	Our business relies on the ability to hire, train and retain employees to operate our restaurants. Failure to adequately hire, train and retain employees could result in a negative impact to operations and profitability of our restaurants.

●	Opening new restaurants in existing markets may negatively impact sales at our and our franchisees’ existing restaurants.

●	Our sales growth and ability to achieve profitability could be adversely affected if comparable restaurant sales are less than we expect.

●	Our marketing programs may not be successful, and our new menu items, advertising campaigns and restaurant designs or remodels may not generate increased sales or profits.

●	We rely on only one company to distribute substantially all of our food and supplies to company-operated and franchised restaurants, and on a limited number of companies, and, in some cases, a sole company, to supply certain products, supplies and ingredients to our distributor. Failure to receive timely deliveries of food or other supplies could result in a loss of revenues and materially and adversely impact our operations.

●	Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

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●	Our revenue forecasts rely on an aggressive franchise unit sales strategy. In the event the forecasted numbers are not achieved, we will have a material negative impact on future revenues.

●	The financial performance of our franchisees can negatively impact our business.

●	We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

●	Food safety and quality concerns may negatively impact our business and profitability, our internal operational controls and standards may not always be met and our employees may not always act professionally, responsibly and in our and our customers’ best interests. Any possible instances of food-borne illness could reduce our restaurant sales.

●	Restaurant companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

●	We are locked into long-term and non-cancelable leases and may be unable to renew leases at the end of their terms.

●	Pandemics or disease outbreaks, such as the current novel coronavirus (COVID-19 virus) pandemic may disrupt our business, which could materially affect our operations and results of operations.

●	If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may decline.

●	As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

●	As a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to the potential investors.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

We caution our shareholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth herein under the title “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2020, and any updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and elsewhere in the documents incorporated by reference into this prospectus and any applicable prospectus supplement.

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which the statement is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus and any applicable prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus and any applicable prospectus supplement. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus and any applicable prospectus supplement or to reflect the occurrence of unanticipated events.

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SUMMARY INFORMATION

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 15, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus and any applicable prospectus supplement.

Overview

We operate under the name SuperFit Foods, Pokemoto and Muscle Maker Grill as a franchisor and owner-operator of Superfit Foods, Pokemoto, Muscle Maker Grill and Healthy Joe’s restaurants. As of September 30, 2021, the Company’s restaurant system included nineteen company-owned restaurants, twenty-one franchise restaurants, which includes the two locations in Kuwait, and one meal prep business. The Company has an additional forty-seven franchise agreements locations sold but not open as of November 26, 2021 as well as two delivery only ghost kitchens under construction in the Miami market.

We believe our healthy-inspired restaurant concept delivers a highly differentiated customer experience. We combine the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants, but in a healthy-inspired way. The following core values form the foundation of our brand:

●	Quality. Commitment to provide high quality, healthy-inspired food for a perceived wonderful experience for our guests.

●	Empowerment and Respect. We seek to empower our employees to take initiative and give their best while respecting themselves and others to maintain an environment for team work and growth.

●	Service. Provide world class service to achieve excellence each passing day.

●	Value. Our combination of high-quality, healthy-inspired food, empowerment of our employees, world class service, all delivered at an affordable price, strengthens the value proposition for our customers.

We are the owner of the trade name and service mark Muscle Maker Grill®, Healthy Joe’s, MMG Burger Bar, Meal Plan AF, Pokemoto® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® and Pokemoto® restaurants. We license the right to use the Muscle Maker Grill®, Healthy Joe’s and Pokemoto® trademarks and intellectual property to our wholly owned subsidiaries, Muscle Maker Development, Muscle Maker Corp. and Poke Co Holdings, LLC, and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill®, Healthy Joe’s and Pokemoto® restaurants.

On March 25, 2021, we acquired the assets of Superfit Foods, a subscription based fresh-prepared meal prep business located in Jacksonville, Florida. With this acquisition, we are also the owner of the trade name Superfit Foods that we use in connection with the operations of Superfit Foods. In 2020 Superfit foods produced over 220,000 fresh-prepared meals. Superfit Foods is differentiated from other meal prep services by allowing customers in the Jacksonville Florida market to order online via the company’s website or mobile app and pick up their fully prepared meals from 28 company owned coolers located in gyms and wellness centers.

On May 14, 2021, MMI acquired PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, and TNB Holdings, LLC, Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company (collectively, Pokemoto”), a healthier modern culinary twist on traditional Hawaiian poke classic. Pokemoto has 19 locations in six states – Connecticut, Rhode Island, Massachusetts, Virginia, Maryland and Georgia and offers up chef-driven contemporary flavors with fresh delectable and healthy ingredients such as Atlantic salmon, sushi-grade tuna, fresh mango, roasted cashews and black caviar tobiko that appeals to foodies, health enthusiasts, and sushi-lovers everywhere. The colorful dishes and modern chic dining rooms provide an uplifting dining experience for guests of all ages. Customers can dine in-store or order online via third party delivery apps for contactless delivery.

On October 25, 2021, Muscle Maker Development International LLC (“MMDI”), a wholly-owned subsidiary of the company entered into a Master Franchise Agreement (the “Master Franchise Agreement”) with Almatrouk Catering Company – OPC (“ACC”) providing ACC with the right to grant franchises for the development of 40 “Muscle Maker Grill” restaurants through December 31, 2030 (the “Term”) in the Kingdom of Saudi Arabia (“KSA”). Under the Master Franchise Agreement, MMDI has granted to ACC an exclusive right to establish and operate Muscle Maker restaurants in the KSA. MMDI will not own or operate restaurants in KSA, grant franchises for the restaurants in KSA, or grant Master Franchise Rights for the restaurants to other persons within the KSA. ACC will be solely responsible for the development, sales, marketing, operations, distribution and training of all franchise locations sold in the KSA. ACC is required to pay MMDI $150,000 upon execution of the Master Franchise Agreement which payment is currently outstanding, $20,000 upon the execution of each franchise agreement for each individual restaurant and a monthly royalty fee of $1,000 for each restaurant. Further, ACC is required to cause its franchisees to open the agreed upon restaurants during each development period during the Term.

As of September 30, 2021, we had an accumulated deficit of $68,460,222 and expect to continue to incur operating and net losses for the foreseeable future. In its report on our consolidated financial statements for the fiscal year ended December 31, 2020, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern.

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Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced November and December traffic and higher traffic in the first, second, and third quarters.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States. In response to the COVID-19 outbreak, “shelter in place” orders and other public health measures were implemented across much of the United States and continue in limited fashion across the country.

The COVID-19 global pandemic continues to rapidly evolve. The Company is continually monitoring the outbreak of COVID-19 and the related business and travel restrictions and changes to behavior intended to reduce its spread, and its impact on operations, financial position, cash flows, inventory, supply chains, labor shortages resulting from various factors including mandatory vaccination requirements, purchasing trends, customer payments, and the industry in general, in addition to the impact on its employees. The pandemic has resulted in a negative impact on the Company’s operations during the year ended December 31, 2020 and continued into the nine months ended September 30, 2021. However, due to the rapid development and fluidity of this situation, the magnitude and duration of the pandemic and its impact on the Company’s operations and liquidity is uncertain as of the date of this report. While there could ultimately be an additional material impact on operations and liquidity of the Company, the full impact could not be determined, as of the date of this report.

Our Industry

We operate within the Limited-Service Restaurant, or LSR, segment, of the United States and international restaurant industry, which includes quick service restaurants, or QSR, and fast-casual restaurants. We also operate in the direct-to-consumer meal prep industry. We offer fast-casual quality food combined with quick-service speed, convenience and value across multiple dayparts as well as meal prep, pre-made meals. We believe our differentiated, high-quality healthy-inspired menu delivers great value all day, every day and positions us to compete against both QSR and fast-casual concepts. We offer a unique direct-to-consumer model through Superfit Foods utilizing coolers distributed throughout various gym or fitness center pickup locations.

We expect that the upward trend towards healthier eating will attract and increase consumer demand for fresh and hand-prepared dishes, which may lead to a positive impact on our sales.

Our Strategy

While our 2020 business plan and the restaurant industry in general was interrupted and modified due to Covid-19, we re-positioned the Company to better support an anticipated change in the restaurant industry. Our revised strategy continues to focus on serving “healthier for you” meals in non-traditional locations and methods while emphasizing a shift into delivery, ghost kitchens, direct to consumer meal prep and strategic acquisitions. We believe the restaurant industry has experienced a change in the way consumers interact with brands. We believe consumers have become more dependent on new technologies, unique locations and new methodologies to access restaurants. We believe we have positioned the company in a unique way for future growth in a post-covid environment where consumers rely on new methods to order and access restaurant meals such as third-party delivery services, ghost kitchens and direct to consumer shipments of meal plans. In implementing our revised business plan, we plan to pursue the following strategies.

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Expand Our System-Wide Restaurant Base. Our strategy focuses on non-traditional locations. We believe these locations offer somewhat of a buffer against macro-economic forces. These locations tend to be destination locations, captured audiences or inside other larger venues. Our current focus is on military bases, college campuses and ghost kitchens while also increasing our consumer reach through direct to consumer meal plan delivery via UPS or customer pickup.

●	Military Bases: As of September 30, 2021, we had 5 open military locations. These locations are mostly in food court settings on military bases. These tend to be captured audiences but also support visitors, base personnel and military member families.

●	College Campuses: As of September 30, 2021, we have built 4college campus locations with the Northern Virginia Community College System. These locations serve a hybrid menu including Pokemoto, coffee and breakfast options.

●	Ghost Kitchens: As of September 30, 2021, we had 2 free standing ghost kitchens under construction in the Miami market while we also run multiple brands out of our existing Muscle Maker and Pokemoto locations. These ghost kitchen brands, depending on the location, include Muscle Maker Grill, Healthy Joes, Meal Plan AF, Muscle Maker Burger Bar, Bowls Deep, Wrap It Up, Salad Vibes, Mr. Teas House of Boba, Pokemoto and other concepts. Each location can support 6-8 different concepts all running out of one ghost kitchen. This creates the appearance of 6-8 different restaurants to consumers for ordering various entrees but leverages ingredients and infrastructure across all concepts to reduce the number of ingredients needed for each concept.

●	For the nine months ended September 30, 2021, we sold a 40 unit development agreement for Muscle Maker Grill locations in Saudi Arabia, 2 franchise agreements for Pokemoto for New York, 3 franchise agreements for Pokemoto in Massachusetts and 1 franchise agreement for Pokemoto for Mississippi. The company opened 1 Pokemoto franchise location in Connecticut.

Improve Comparable Restaurant Sales. We plan to improve comparable restaurant sales growth through the following strategies:

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Menu Strategy and Evolution. We will continue to adapt our menu to create entrees that complement our healthy-inspired offerings and that reinforce our differentiated fast casual positioning. We believe we have opportunities for menu innovation as we look to provide customers more choices through customization and limited time only alternative proteins, recipes and other healthy-inspired ingredients. Our marketing and operations teams collaborate to ensure that the items developed in our test stores can be executed to our high standards in our restaurants with the speed and value that our customers have come to expect. To provide added variety, from time to time we introduce limited time offerings such as our grass-fed hamburger bar menu, smoothie of the month program, keto your way menu, healthy tacos and other seasonal items. Some of these items have been permanently added to the menu.

The Company is in the process of expanding the menu offerings in most of our non-military company owned and operated locations through ghost kitchen concepts within the existing Muscle Maker Grill locations. This allows company locations to leverage existing facilities and labor to launch unique brands without the added infrastructure costs normally associated with opening a new concept. For example, in our Chelsea Muscle Maker Grill location, we also run several ghost kitchen concepts out of the same facility. These ghost kitchen concepts include Healthy Joe’s and Muscle Maker Burger Bar. We also run ghost kitchens out of some of our Pokemoto locations using the Mr. Teas House of Boba concept selling boba/bubble teas.

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Attract New Customers Through Expanded Brand Awareness: Our goal is to attract new customers as the Pokemoto and Muscle Maker Grill brand becomes more widely known due to new restaurant openings and marketing efforts focused on broadening the reach and appeal of our brand. The goal of our marketing efforts is to have consumers become more familiar with Pokemoto and Muscle Maker Grill as we continue to penetrate our markets, which we believe will benefit our existing restaurant base. Our marketing strategy centers on our “Great Food with Your Health in Mind” campaign, which highlights the desirability of healthy-inspired food and in-house made or proprietary recipe quality of our food. We utilize various marketing techniques including email, text, social media, print, influencers, press releases and local store marketing. We believe the restaurant industry has changed over the past year and consumer preferences have shifted towards an emphasis on convenience, speed and mobility in a safe environment. This has led to an increase in home delivery and direct to consumer meal prep/plan offerings. We believe Muscle Maker Grill has the ability to adjust our business strategy to accommodate these consumer trends as we are not locked in to extensive four wall location leases and are able to transform the business to meet consumer needs.

In 2021, the company expanded its delivery services through third-party delivery companies such as Uber Eats, GrubHub, DoorDash, Seamless and others. The Pokemoto division has partnered with Snackpass, a social media driven loyalty program, where consumers earn tokens with every purchase which are used to play the Snackpass created game. Consumers earn more tokens as they share their location and purchases through the system.

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Continue to Grow Dayparts: We currently have multiple dayparts and segments where revenue is generated in our restaurants. These dayparts and segments include: lunch, dinner, catering, smoothies/protein shakes, boba/bubble teas and meal prep/plans in all of our locations, and breakfast in select locations. We expect to drive growth across our dayparts through enhanced menu offerings, innovative merchandising and marketing campaigns. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings. Muscle Maker Grill has the unique opportunity to grow in the pre-packaged, portion-controlled meal prep/plan category. Currently, we offer pre-portioned and packaged meal prep/plans for consumers who want to specifically plan their weekly meals for dietary or nutritional needs. These meal plans can be delivered to a consumer’s home or picked up at each restaurant location. Third party delivery services such as Uber Eats, Grub Hub, DoorDash, Seamless and others offer an expansion beyond the four walls of our restaurants and represents a growing segment of our overall revenue.

On November 11, 2020, the Company announced an agreement with Happy Meal Prep to launch an online meal plan/prep direct to consumer mail delivery service. This agreement allows Muscle Maker Grill to mail pre-made, ready to eat meals direct to consumers within a 250-mile radius around specific locations. Consumers can currently select from over 40 meal prep options. The company has continued to expand the network of locations offering direct to consumer meal plan shipping throughout 2021. The company operates this program under the musclemakerprep.com website.

On March 30, 2021, the Company completed a strategic acquisition by acquiring the assets of Superfit Foods, LLC, a fresh-prepared meal prep business located in Jacksonville, Florida. Superfit Foods produced approximately 220,000 pre-made meals in 2020 and distributes most of these meals through customer pick up points and coolers located in gyms and fitness centers. Superfit Foods is a subscription based model that allows consumers to choose weekly meal plans from over 150 pre-made meal plans.

On May 14, 2021, the Company entered into an Intellectual Property License Agreement providing Poke Co Holdings, LLC with a license to use certain intellectual property in connection with the preparation of Saladcraft branded fruit and vegetable salads to be sold exclusively through ghost kitchens located within Pokemoto restaurants.

On May 14, 2021, the Company completed a strategic acquisition by acquiring all of the issued and outstanding membership interests of Pokemoto, a Hawaiian poke concept with a modern culinary twist on a traditional Hawaiian poke classic.

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Our Strengths

Iconic and Unique Concept: We have diversified our business through strategic acquisitions in the healthy meal prep segment and the trending Hawaiian poke segments of the restaurant industry. We now offer several concepts including Muscle Maker Grill, Pokemoto, Healthy Joe’s and Superfit Foods. We provide guests healthy-inspired versions of mainstream-favorite dishes that are intended to taste great, in our effort to make it convenient, affordable and enjoyable to eat healthier. Our diverse menu was created for everyone – fitness enthusiasts, those starting their journey to a healthier lifestyle, and people trying to eat better while on-the-go.

We are focused on expanding our presence within new and existing markets by continuing to add franchise partners to our system and increasing the number of corporate-owned locations. Our corporate-owned restaurants will focus on an expansion in non-traditional locations such as military bases, universities and ghost kitchens while also offering direct to consumer pre-made meal prep/plan offerings to consumers via shipping within a 250 mile radius around certain locations and strategically located consumer pick up locations. We believe our concept is a unique fit with the military’s “Operation Live Well” campaign and a focus on healthier eating habits.

We believe ghost kitchens offer a unique way to expand the brand into new and existing markets with lower capital costs yet provide the ability to make rapid changes to fit consumer needs. We believe consumers are looking for alternate ways to interact with restaurants and receive meals. Using non-traditional locations, third party delivery, ghost kitchens and direct to consumer meal plans offers consumers multiple choices on how to access Muscle Maker Grill and Pokemoto concepts.

Innovative, Healthier Menu: Providing “Great Food with Your Health in Mind,” Muscle Maker Grill’s menu features items with grass-fed steak, all-natural chicken, lean turkey and plant-based products as well as options that satisfy all dietary preferences – from the carb-free consumer to guests following gluten-free or vegetarian diets. Muscle Maker Grill does not sacrifice taste to serve healthy-inspired options. We boast superfoods such as avocado, kale, quinoa, broccoli, romaine and spinach, and use only healthy-inspired carbohydrate options such as cauliflower or brown rice and whole wheat pasta. We develop and source proprietary sauces and fat free or zero-carb dressings to enhance our unique flavor profiles. Our open style kitchen allows guests to experience our preparation and cooking methods such as an open flame grill and sauté. In addition to our healthy-inspired and diverse food platform, Muscle Maker Grill offers 100% real fruit smoothies, boosters and proprietary protein shakes as well as retail supplements.

Muscle Maker Grill prides itself on making healthy-inspired versions of the guest’s favorite food, giving them easy access to the food they seek at our restaurants. This means catering to an array of healthier eating lifestyles. For over 20 years Muscle Maker Grill has been providing food to gluten-free diners, low-carbohydrate consumers and vegetarians. We offer over 30 versions of salads, wraps, bowls, sandwiches and flatbreads.

Our Pokemoto division offers “healthier for you” options with fresh vegetables, fruits, lean proteins, fresh salmon and sushi-grade ahi tuna. The menu is fully customizable offer an endless amount of choices and combinations. Consumers walk down the line to pick their base, proteins, fruits/vegetables, sauces and toppings to create a unique flavor profile fitting exactly what they want for their meal.

Our Superfit Foods division offers pre-made meals for health enthusiasts. Consumers can choose from over 150 meal plans and focus on dietary needs such as keto friendly, lean down, sustain or build up options. Consumers know the exact nutritionals for each meal to support their dietary goals.

Delivery: A significant differentiator is that Muscle Maker Grill offers delivery at many locations nation-wide. Delivery is an option through our online ordering platform making it easy and convenient for our guests. Delivery percentages range from 10% up to 75% of sales in our corporate locations. We strongly believe the delivery segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out. We and our franchise owners leverage employees for local delivery but also uses third party services such as Uber Eats, GrubHub, DoorDash, Seamless and others to fulfill delivery orders. Stand alone ghost kitchen locations are 100% delivery.

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Meal Prep/Plans: To make healthy-inspired eating even easier, Muscle Maker Grill’s healthy-inspired nutritionally focused menu items are available through our Meal Prep/Plan program, allowing pre-orders of meals via phone, online or in-store, available for pick up or delivered right to their door. Available as five, 10, 15 or 20 meals, guests can choose from over 40 Muscle Maker Grill menu items or from over 150 Superfit Foods menu items for each meal. With the partnership with Happy Meal Prep, Muscle Maker Grill is now able to ship meals direct to consumers within a 250-mile radius of participating locations.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in Rule 12b-2 of the Securities Exchange Act or 1934, as amended, which we refer to as the Exchange Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, which we refer to as the Securities Act. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an “emerging growth company” before the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

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Company Information

Our principal executive office is located at 2600 South Shore Blvd., Suite 300, League City, Texas 77573. Our telephone number is (682) 708-8250. Our website address is www.musclemakergrill.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

PRIVATE PLACEMENT OF SHARES OF COMMON STOCK AND WARRANTS

On November 17, 2021, the Company entered into the Securities Purchase Agreement with the Purchasers pursuant to which the Purchasers agreed to purchase from the Company for an aggregate purchase price of approximately $15,000,000 securities consisting of (i) 6,772,000 Shares, (ii) Common Stock Warrants to purchase up to 10,830,305 shares of Common Stock and (iii) Pre-funded Warrants to purchase up to 4,058,305 shares of Common Stock. Each Share and accompanying Common Warrant was sold together at a combined offering price of $1.385 per Share and Common Stock Warrant, and each Pre-funded Warrant and accompanying Common Stock Warrant is being sold together at a combined offering price of $1.3849 per Pre-funded Warrant and accompanying Common Stock Warrant. The Pre-funded Warrants are immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the Pre-funded Warrants are fully exercised. The Common Stock Warrants have an exercise price of $1.385 per share, are immediately exercisable and will expire five years from the date of issuance. The Private Placement closed on November 22, 2021.

Pursuant to a placement agency agreement, dated November 17, 2021, between the Company and A.G.P./Alliance Global Partners (the “Placement Agent”) entered into in connection with the Private Placement, the Placement Agent acted as the sole placement agent for the Private Placement and the Company has paid customary placement fees to the Placement Agent, including a cash fee equal to 8% of the gross proceeds raised in the Private Placement and a common stock purchase warrant to purchase 433,212 shares of Common Stock, which warrant has an exercise price of $1.662 per share and is exercisable commencing six months from the date of the pricing of the Private Placement for a period of five years after such date. Pursuant to the placement agency agreement, the Company has also agreed to reimburse certain expenses of the placement agent incurred in connection with the Private Placement

The Private Placement closed on November 22, 2021. In connection with the Private Placement, the Company agreed to prepare and file a registration statement with respect to the resale of the Shares and the Warrant Shares.

The securities issued pursuant to the Securities Purchase Agreement and the placement agency agreement were issued pursuant to an exemption from registration under Section 4(a)(2) and/or Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the parties to such agreements.

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THE OFFERING

Pursuant to this prospectus, the Selling Stockholders are offering on a resale basis an aggregate of 22,093,822 shares of our common stock, par value $0.0001 per share, which are comprised of (i) 6,772,000 Shares, (ii) Common Stock Warrants to purchase up to 10,830,305 shares of Common Stock, (iii) Pre-funded Warrants to purchase up to 4,058,305 shares of Common Stock and (iv) 433,212 Placement Agent Warrant Shares issuable upon the exercise of the Placement Agent Warrants issued in connection with the Private Placement.

Common Stock to be offered by the Selling Stockholders	22,093,822 shares of our Common Stock, including 6,772,000 Shares, 4,058,305 shares of our Common Stock issuable upon the exercise of the Pre-funded Warrants, 10,830,305 shares of our Common Stock issuable upon the exercise of the Common Stock Warrants and 433,212 shares of common stock issuable upon the exercise of the Placement Agent Warrant issued to the Selling Stockholders

Common Stock outstanding prior to this offering	24,584,293 Shares.

Common Stock to be outstanding after this offering	39,906,115 shares (assuming the exercise of the Warrants and the Placement Agent Warrants. The 6,772,000 Shares has been issued in the Private Placement on November 22, 2021 and is already included in the Common Stock outstanding prior to this offering).

Use of Proceeds	We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. Upon any exercise of the Warrants Shares and the Placement Agent Warrants by payment of cash, however, we will receive the exercise price of the Warrants. See “Use of Proceeds” on page 15 of this prospectus.

Risk Factors	You should read the “Risk Factors” section beginning on page 15 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “GRIL.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus and discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including any accompanying prospectus supplement and the documents incorporated by reference therein. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The net proceeds from any disposition of the shares of common stock covered hereby will be received by the selling shareholders. We will not receive any of the proceeds from any such shares of common stock offered by this prospectus. We will, however, receive the net proceeds of any Warrants or Placement Agent Warrants exercised for cash. We expect to use the proceeds received from the exercise of the Warrants or Placement Agent Warrants, if any, for the development of our product candidates and general working capital purposes.

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and warrants, see “Private Placement of Shares of Common Stock and Warrants” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of December 9, 2021, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders in the “Private Placement of Shares of Common Stock and Warrants” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants and other warrants held by the selling shareholders, a selling shareholder may not exercise any such warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering (1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Empery Asset Master Ltd. (2)	3,523,042	3,523,042	—
Empery Tax Efficient, LP (3)	2,012,644	2,012,644	—
Empery Tax Efficient III, LP (4)	1,684,534	1,684,534	—
Intracoastal Capital LLC (5)	1,444,000	1,444,000	—
Armistice Capital Master Fund Ltd. (6)	11,335,447	7,220,220	4,115,227
Altium Growth Fund, LP (7)	5,776,170	5,776,170	—
A.G.P./Alliance Global Partners (8)	597,821	433,212	164,609

(1)	Beneficial ownership as reflected in the Selling Stockholder table reflects the total number of shares potentially issuable underlying warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of the Selling Stockholders, securities that are currently exercisable into shares of our common stock, or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. There is a beneficial ownership limitation on the warrants and prefunded warrants owned by the holder that limits beneficial ownership of the holder to 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the warrant at any time. The beneficial ownership limitation can be increased by the holder from 4.99% to 9.99% by giving written notice to the Company, but this will not take effect until 61 days after the delivery of the notice to the Company.

(2)	Includes 585,530 shares of common stock, 1,175,991 shares of common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.0001 and 1,761,521 shares of common stock issuable upon exercise of Warrants at an exercise price of $1.385. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(3)	Includes 334,502 shares of common stock, 671,820 shares of common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.0001 and 1,006,322 shares of common stock issuable upon exercise of Warrants at an exercise price of $1.385. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4)	Includes 279,968 shares of common stock, 562,299 shares of common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.0001 and 842,267 shares of common stock issuable upon exercise of Warrants at an exercise price of $1.385. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(5)	Includes 722,000 shares of common stock and 722,000 shares of common stock issuable upon exercise of Warrants at an exercise price of $1.385. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.

(6)	Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) holds 2,400,000 shares of the common stock of the Company 1,210,110 shares of common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.0001 and 3,610,110 shares of common stock issuable upon exercise of Warrants at an exercise price of $1.385, all of which may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC, or Armistice Capital, as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. In addition, the Master Fund holds warrants to acquire 4,115,227 shares of common stock of the Company at an exercise price of $2.43 per share. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The exercise of the Pre-Funded Warrants and the Warrants is subject to certain beneficial ownership limitations preventing the Master Fund from exercising any portion of the warrants if such exercise would result in the Master Fund owning greater than a specified percentage of our outstanding ordinary shares following such exercise. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(7)	Includes 2,450,000 shares of common stock, 438,085 shares of common stock issuable upon exercise of Pre-Funded Warrants at an exercise price of $0.0001 and 2,888,085 shares of common stock issuable upon exercise of Warrants at an exercise price of $1.385. Altium Growth Fund, LP is managed by Jacob Gottlieb who has the sole voting and investment power over the securities held by such selling shareholder.

(8)	Represents a Placement Agent Warrant to purchase up to 433,212 shares of common stock issued in the Private Placement. The Placement Agent Warrants contain an ownership limitation such that the holder may not exercise any such warrants to the extent that such exercise would result in the holder’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the holder and its affiliates. In addition, A.G.P./Alliance Global Partners holds Placement Agent Warrants to acquire 164,609 shares of common stock of the Company at an exercise price of $2.916 per share issued April 9, 2021.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the material terms of our common stock as provided in our Articles of Incorporation, as amended (“Articles of Incorporation”) and Bylaws (“Bylaws”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is only a summary and may not contain all the information that is important to you or that you should consider before investing in our stock, and is qualified in its entirety by reference to the complete text of the Articles of Incorporation and Bylaws. For a more detailed description of these securities, you should read the applicable provisions of Nevada law, our Articles of Incorporation, our Bylaws and the reports that we file with the SEC, which are incorporated herein by reference.

General

As of the date of this prospectus, our authorized capital stock consisted of 50,000,000 shares of common stock, $0.0001 par value per share. As of the date of this prospectus, there were 24,584,293 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

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Common Stock

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our articles of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Options

As of date of this prospectus, we had options to purchase 100,000 shares of our common stock outstanding with an average weighted exercise price of $5.00.

Warrants

As of the date of this prospectus, we had outstanding warrants to purchase 6,605,516 shares of common stock issued in connection with certain financings, with a weighted average exercise price of $2.83 per share.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and common stock, and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

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Limits on Stockholder Action to Call a Special Meeting

Our bylaws will provide that special meetings of the stockholders may be called only by the affirmative vote of a majority of the whole board, chairperson of the board, the chief executive officer or our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect our own slate of directors or otherwise attempt to obtain control of our company.

Limitation on Liability and Indemnification Matters

Our articles of incorporation, which will be in effect upon the completion of this offering, contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; and

●	any transaction from which the director derived an improper personal benefit.

Our articles of incorporation and bylaws to be in effect upon the completion of this offering provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our amended and restated bylaws also will provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Nevada law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

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Transfer Agent and Registrar

Computershare, Inc. is our transfer agent and registrar. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “GRIL.”

Warrants Registered Pursuant to this Registration Statement

Pre-Funded Warrants

Each Pre-Funded Warrant is exercisable until exercised in full at an exercise price of $0.0001 per share and may be exercised by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Pre-funded Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Pre-funded Warrant Shares upon exercise of the Pre-funded Warrants, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Common Stock Warrants

Each Common Stock Warrant is exercisable for a period of five years from the issuance date at an exercise price of $1.385 per share, subject to adjustment. If, at any time after the issuance date of the Common Stock Warrant, a registration statement covering the resale of the Common Stock Warrant Shares is not effective, the holders may exercise the Common Stock Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Common Stock Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Common Stock Warrant Shares upon exercise of the Common Stock Warrants, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Placement Agent Warrants

The Placement Agent Warrants are exercisable for a period of five years from the issuance date at an exercise price of $1.662 per share, subject to adjustment. If, at any time after the issuance date of the Placement Agent Warrants, a registration statement covering the resale of the Placement Agent Warrant Shares is not effective, the holders may exercise the Placement Agent Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Placement Agent Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the Placement Agent Warrant Share upon exercise of the Placement Agent Warrants.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fleming PLLC, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Marcum LLP, our former independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2020 and 2019 as set forth in their report. The consolidated financial statements have been incorporated by reference in the prospectus and in the registration statement in reliance on Marcum LLP’s report which includes an explanatory paragraph about the existence of substantial doubt concerning our ability to continue as a going concern, given on their authority as experts in accounting and auditing. Paris, Kreit & Chiu CPA LLP (formerly known as Benjamin & Ko),, our independent registered public accounting firm, has audited the combined financial statements at December 31, 2020 and 2019 of PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, TNB Holdings, LLC, Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC, which were acquired by the Company on May 14, 2021, as set forth in their report. The combined financial statements have been incorporated by reference in the prospectus and in the registration statement in reliance on Paris, Kreit & Chiu CPA LLP’s (formerly known as Benjamin & Ko) report.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities the Selling Stockholders are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

You can also obtain copies of materials we file with the SEC from our website found at www.musclemakergrill.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”).

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 15, 2021;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021 filed with the SEC on May 21, 2021, for the fiscal quarter ended June 30, 2021 filed with the SEC on August 16, 2021 and for the fiscal quarter ended September 30, 2021 filed with the SEC on November 15, 2021;

●	our Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on March 30, 2021, April 12, 2021, April 20, 2021, May 11, 2021, May 18, 2021, July 28, 2021, August 19, 2021, August 20, 2021, October 7, 2021, October 8, 2021, October 29, 2021, November 16, 2021, November 22, 2021 and December 9, 2021;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 2, 2020, including any amendments or reports filed with the SEC for the purposes of updating such description.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Muscle Maker, Inc.

2600 South Shore Blvd., Suite 300

League City, Texas 77573

682-708-8250

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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22,093,822 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson, or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.